COMPANY CONTACTS:	INVESTOR RELATIONS CONTACT:
Tony M. Shelby, LSB Chief Financial Officer	Linda Latman (212) 836-9609
(405) 235-4546	Lena Cati (212) 836-9611
The Equity Group Inc.
Theresa Johnson, Communication Director
Koch Companies Public Sector, LLC
(316) 828-7369

LSB INDUSTRIES, INC. CHEMICAL BUSINESS
SUBSIDIARY ENTERS INTO UAN SALE AGREEMENT
WITH KOCH NITROGEN COMPANY

Oklahoma City, Okla. – May 8, 2009 - LSB Industries, Inc. (NYSE:LXU), today announced that one of its chemical business subsidiaries, Pryor Chemical Company (“Pryor Chemical”) entered into a Urea Ammonium Nitrate (“UAN”) Purchase and Sale Agreement (“Agreement”) with Koch Nitrogen Company, LLC (“Koch Nitrogen”).  Under the Agreement, Koch Nitrogen will purchase substantially all of the UAN production at the Pryor Chemical facility located at Pryor, Okla.  The Agreement has a five-year term with termination options by both parties beginning after August, 2010.

Jack Golsen, LSB’s Chairman & CEO stated, “We have been working toward  obtaining an agreement with a third party to purchase a large portion of the UAN production at the Pryor facility. With this agreement, we look forward to starting the Pryor, Oklahoma facility in the third quarter of this year, having obtained all necessary permits, ordered needed production equipment and filled key posts at the plant.  We expect to initially produce and sell approximately 325,000 tons annually of UAN, 35,000 tons annually of anhydrous ammonia, and other products.

“We have had a long and productive relationship with Koch Nitrogen Company, and expect that this agreement will be mutually rewarding for both our companies as we each grow our nitrogen-based fertilizer businesses,” he said.

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“This agreement with Pryor Chemical allows us to enhance our existing distribution capabilities in the Midwest,” said Steve Packebush, President of Koch Fertilizer, LLC. “This agreement combines the capabilities of our two companies to help us serve our customers better and add value in the region.”

Koch Nitrogen is an affiliate of Koch Fertilizer, LLC, an indirect, wholly-owned subsidiary of Koch Industries, Inc.  Koch Fertilizer and its affiliates are collectively one of the world’s largest producers and marketers of nitrogen fertilizers, including anhydrous ammonia, urea and UAN. Koch Fertilizer and its affiliates have the capability to manufacture, market and distribute more than 9 million metric tons of nitrogen products annually.

LSB is a manufacturing, marketing and engineering company.  LSB’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils, large custom air handlers, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, and the provision of specialized engineering services and other activities.  LSB Industries is included in the Russell 2000 Index and the Russell 3000 Index.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements generally are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects” or similar expressions, and such forward-looking statements include, but are not limited to, beginning of production at the Pryor facility and amount of production at the facility.  Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to, general economic conditions, weather conditions, equipment failure, and other factors set forth under “A Special Note Regarding Forward-Looking Statements” contained in the Form 10-K for year ended December 31, 2008 for a discussion of a variety of factors which could cause the future outcome to differ materially from the forward-looking statements contained in this letter.

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